UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2008

RAPTOR PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-50720	98-0379351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Commercial Blvd., Suite 200, Novato, California 94949
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (415) 382-8111

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 6, 2008, Raptor Pharmaceuticals Corp. (the “Company”) issued a press release announcing an update regarding its preclinical program which utilizes drug-targeting platforms derived from the human receptor-associated protein (“RAP”) and related proteins. The Company signed a collaborative research agreement with the Brigham and Women’s Hospital involving the characterization of certain modified RAP proteins. The Company has also announced today a patent issuance in Japan relating to the NeuroTrans™ program.

The press release, in the form attached to this Current Report on Form 8-K as Exhibit 99.1, is incorporated by reference into this Item 8.01 in its entirety.

On November 4, 2008, the Company’s wholly-owned subsidiary, Bennu Pharmaceuticals Inc. amended Article I of its Certificate of Incorporation solely to change its corporate name from “Bennu Pharmaceuticals Inc.” to “Raptor Therapeutics Inc.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
99.1	Press Release of the Company dated November 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPTOR PHARMACEUTICALS CORP.
By: /s/ Kim R. Tsuchimoto
Kim R. Tsuchimoto Chief Financial Officer, Treasurer and Secretary Date: November 6, 2008

Exhibit Index

Exhibit No.	Description
99.1	Press Release of the Company dated November 6, 2008.